UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2008

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 1, 2008, iGATE Corporation (“iGATE” or the “Company”), filed a Current Report on Form 8-K to report that on September 30, 2008, the Company entered into a Separation and Distribution Agreement and a Tax Sharing Agreement in connection with iGATE’s spin-off (the “Spin-Off”) of Mastech Holdings, Inc. (“Mastech”). This Form 8-K/A amends item 9.01 of the original Form 8-K to provide the required Pro Forma Financial Information.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the agreement between iGATE and Mastech with respect to the principal transactions necessary to separate Mastech from iGATE as well as other agreements that govern certain aspects of iGATE’s relationship with Mastech (including a prohibition on Mastech’s usage of the word “iGATE” as part of its trade name) after the completion of the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies assets transferred, liabilities assumed and contracts assigned to each of iGATE and Mastech as part of the reorganization of iGATE, and describes when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) associated with the Professional Services business of iGATE will be retained by or transferred to Mastech or one of Mastech’s subsidiaries.

•

All other assets and liabilities (including whether accrued, contingent or otherwise) of iGATE will be retained by or transferred to iGATE or one of its subsidiaries (other than us or one of our subsidiaries).

•

Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of iGATE that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale by such party any security after the separation.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale any security prior to the separation to the extent such liabilities arise out of, or result from, matters related to their respective businesses.

•

iGATE will assume or retain any liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including Mastech’s registration statement on Form 10 and the related Mastech information statement), but only to the extent such liability derives from a material misstatement or omission contained in the portions of the Mastech information statement that relate to iGATE; Mastech will assume or retain any other liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including the Form 10 and the related Mastech information statement).

•

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, iGATE will be responsible for any costs or expenses incurred by Mastech or iGATE in connection with the separation other than costs and expenses relating to legal counsel, financial advisors and accounting advisory work incurred after the separation.

The allocation of liabilities with respect to taxes is solely covered by the Tax Sharing Agreement between iGATE and Mastech, as described below. Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained and that any requirements of laws or judgments are not complied with.

The Distribution

In connection with the Spin-Off, each iGATE shareholder received .06667 of a share of Mastech’s common stock for every share of iGATE common stock such shareholder owned as of September 16, 2008, the record date of the Spin-Off. No fractional shares of Mastech’s common stock were distributed in the distribution. The Separation and Distribution Agreement requires the distribution agent to aggregate fractional shares of all holders into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds of the sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the distribution.

Releases and Indemnification

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party agreed to release and forever discharge the other party and its subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spin-Off. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off pursuant to the Separation and Distribution Agreement or any ancillary agreement.

In addition, the Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of Mastech’s business with Mastech and financial responsibility for the obligations and liabilities of iGATE’s business with iGATE. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	The liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement;

•	The operation of each such party’s business, whether prior to or after the distribution;

•	Any breach by such party of the Separation and Distribution Agreement or ancillary agreement; and

•	Indemnification with respect to taxes will be governed solely by the Tax Sharing Agreement.

Legal Matters

Except as otherwise set forth in the Separation and Distribution Agreement (or as further described below), each party to the Separation and Distribution Agreement has assumed the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters. Each party to a claim will cooperate in defending any claims against the other party for events that took place prior to, on or after the date of the Spin-Off.

Insurance

Following the Spin-Off, Mastech will be responsible for obtaining and maintaining its own insurance coverage and will no longer be an insured party under iGATE’s insurance policies, except in specified circumstances as set forth in the Separation and Distribution Agreement.

Dispute Resolution

If a dispute arises with Mastech under the Separation and Distribution Agreement, the parties and such other representatives as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner then, unless otherwise agreed by the parties and except as otherwise set forth in the Separation and Distribution Agreement, the dispute will be resolved through binding arbitration.

The description of the material terms of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 in our original Form 8-K filed on October 1, 2008.

Tax Sharing Agreement

The Tax Sharing Agreement generally governs iGATE’s and Mastech’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of Mastech’s stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, Mastech generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. Mastech will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to Mastech, Mastech’s subsidiaries or any of Mastech’s assets or operations for all tax periods. iGATE generally will be liable for and indemnify Mastech against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to Mastech or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A hereby amends and supplements the Current Report on Form 8-K of the Company, originally filed with the Securities and Exchange Commission on October 1, 2008 (the “Report”) regarding the Spin-Off of its wholly-owned subsidiary, Mastech.

On September 30, 2008, iGATE completed the Spin-Off of its wholly-owned subsidiary, Mastech. As a result of the Spin-Off, iGATE shareholders of record as of September 16, 2008 received one share of Mastech common stock, par value $0.01 per share, for every fifteen shares of iGATE common stock held as of September 16, 2008 and cash for any fractional shares of Mastech common stock. iGATE distributed approximately 3.6 million shares of Mastech in the distribution. The Spin-Off was made without the payment of any consideration or the exchange of any shares by iGATE shareholders. As a result of the Spin-Off, Mastech is no longer owned by iGATE and is now an independent public company.

Item 9.01.	Financial Statements and Exhibits

(b) Pro forma financial information

Included as Exhibit 99.1 are (i) unaudited pro forma consolidated statements of earnings for the six months ended June 30, 2008 and years ended December 31, 2007, 2006, 2005, that treat the Spin-Off of Mastech and other transactions described in the unaudited pro forma financial statements as if the distribution and related transactions occurred on January 1, 2005 and (ii) an unaudited pro forma consolidated balance sheet as of June 30, 2008.

These unaudited pro forma consolidated financial statements are presented for illustrative purpose only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the separation of Mastech or other transactions been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(d) Exhibits

99.1 Unaudited Pro Forma Financial Statements including:

(i)	Unaudited Pro Forma Consolidated Statements of Earnings for the Six Months ended June 30, 2008 and the Years Ended December 31, 2007, 2006, 2005; and

(ii)	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/ S / SUJIT SIRCAR
Name:	Sujit Sircar
Title:	Chief Financial Officer

February 22, 2010

EXHIBIT INDEX

Exhibit No.		Description

99.1		Unaudited Pro Forma Financial Statements including:

	(i)	Unaudited Pro Forma Consolidated Statements of Earnings for the Six Months Ended June 30, 2008 and the Years Ended December 31, 2007, 2006, 2005; and

	(ii)	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2008.